Exhibit 10.1

FORM OF VOTING AGREEMENT
The undersigned stockholder will cause all shares of Innventure, Inc.’s (the “Company’s”), (i) common stock, par value $0.0001 per share (“Common Stock”); (ii) Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”); and (iii) Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock” and, together with the Common Stock and Series B Preferred Stock, the “Voting Stock”) that such undersigned stockholder has the right to vote (or to direct the vote) as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at the Company’s Annual Meeting of Stockholders to be held virtually at 9:00 a.m., ET, on June 25, 2025 (including any adjournment or postponement thereof, the “2025 Annual Meeting”) in favor of both Proposals 3 and 4, each as described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on May 9, 2025 (the “2025 Proxy Statement”) in connection with the 2025 Annual Meeting.
The undersigned stockholder will also cause, if applicable, all shares of Voting Stock that such undersigned stockholder has the right to vote (or to direct the vote) in favor of the equivalent of both Proposals 3 and 4, each as described in the Company’s 2025 Proxy Statement, at any other meeting of stockholders of the Company subsequent to the 2025 Annual Meeting if such proposals are required to be resubmitted to the Company’s shareholders.
This voting agreement is entered into in connection with Section 4(j)(i) of the Securities Purchase Agreement (the “SPA”) dated as of March 25, 2025 between the Company and YA II PN, Ltd. To the extent permitted by law, this voting agreement is irrevocable and shall continue in full force and effect until the obligations under 4(j)(i) have been met.

Date:	__________________________________ By: ____________________________ Name: ____________________________ Title: ____________________________